UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2014

Midstates Petroleum Company, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-35512 (Commission File Number)	45-3691816 (I.R.S. Employer Identification No.)

4400 Post Oak Parkway, Suite 1900 Houston, Texas (Address of principal executive offices)	77027 (Zip Code)

Registrant’s telephone number, including area code:  (713) 595-9400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 23, 2014, Midstates Petroleum Company, Inc. (the “Company”) held its Annual Meeting. At the Annual Meeting, the Company’s stockholders were requested to: (1) elect two Class II directors, each for a term of three years; (2) approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to provide for the annual election of directors (the “Charter Amendment”); (3) approve the Amendment and Restatement of the Midstates Petroleum Company, Inc. 2012 Long Term Incentive Plan; (4) approve material plan terms of the Midstates Petroleum Company, Inc. 2012 Long Term Incentive Plan, as Amended and Restated, for purposes of complying with the requirements of Section 162(m) of the Internal Revenue Code; (5) approve, on an advisory basis, the compensation of the Company’s named executive officers; (6) vote, on an advisory basis, on the frequency with which the Company’s stockholders will vote on the compensation of the Company’s named executive officers; and (7) ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accountants for 2014.

The Company’s Series A Mandatorily Convertible Preferred Stock (the “Preferred Stock”) entitles holders of the Preferred Stock to vote on most matters submitted to the holders of the Common Stock for approval, except that the holders of the Preferred Stock are not permitted to vote on proposals involving the election of directors and proposals seeking the approval of certain transactions where the holders of the Preferred Stock would be entitled to consideration at least equal to the current liquidation preference. Each share of Common Stock outstanding on the record date is entitled to one vote and each share of Preferred Stock is entitled to vote with the holders of our Common Stock on permitted matters on an as-converted to Common Stock basis utilizing the then-current conversion ratio. As of the record date, 70,628,558 shares of Common Stock were outstanding and entitled to be voted at the Annual Meeting and 325,000 shares of Preferred Stock were outstanding and convertible into 27,068,487 shares of Common Stock.

The following are the final voting results on proposals considered and voted upon at the meeting, each of which is more fully described in the Company’s proxy statement filed on April 8, 2014:

1.              Each of the Class II directors that were up for re-election was elected for a term of three years. However, due to the results of voting on the Charter Amendment (as detailed below), the Company’s Certificate of Incorporation will be amended to eliminate the classification of the Board and the current term of office of each director, including those elected at the Annual Meeting, will end at the 2015 annual meeting of stockholders. Votes regarding the election of the Class II directors up for re-election were as follows:

NOMINEE	VOTES FOR	WITHHELD	BROKER NON-VOTES
Loren M. Leiker	75,398,615	487,172	13,699,711
John Mogford	75,585,869	299,918	13,699,711

2.              The Board proposal seeking an amendment to the Company’s Amended and Restated Certificate of Incorporation to provide for the annual election of directors was approved. The voting results were as follows:

VOTES FOR	VOTES AGAINST	VOTES ABSTAINED	BROKER NON-VOTES
75,644,447	220,465	20,875	13,699,711

3.              The Board proposal seeking approval of the Amendment and Restatement of the Midstates Petroleum Company, Inc. 2012 Long Term Incentive Plan was approved. The voting results were as follows:

VOTES FOR	VOTES AGAINST	VOTES ABSTAINED	BROKER NON-VOTES
75,486,522	361,190	38,075	13,699,711

4.              The Board proposal seeking approval of the material plan terms of the Midstates Petroleum Company, Inc. 2012 Long Term Incentive Plan, as Amended and Restated, for purposes of complying with the requirements of Section 162(m) of the Internal Revenue Code was approved. The voting results were as follows:

VOTES FOR	VOTES AGAINST	VOTES ABSTAINED	BROKER NON-VOTES
75,514,872	298,259	72,656	13,699,711

5.              The Board proposal seeking approval, on an advisory basis, of the compensation of the Company’s named executive officers was approved. The voting results were as follows:

VOTES FOR	VOTES AGAINST	VOTES ABSTAINED	BROKER NON-VOTES
75,429,073	378,608	78,106	13,699,711

6.              The results of the advisory vote on the frequency with which the Company’s stockholders will vote on the compensation of the Company’s named executive officers were as follows:

ONE YEAR	TWO YEARS	THREE YEARS	VOTES ABSTAINED	BROKER NON- VOTES
75,138,555	58,827	644,214	44,191	13,699,711

Of the total votes cast, 99.02% voted for a frequency of one year, 0.08% voted for a frequency of two years and 0.85% voted for a frequency of three years. Based on these results, and consistent with the Board’s recommendation to the Company’s stockholders in connection with such vote, the Board has determined that, until the next vote on the frequency of holding advisory votes on executive compensation, the Company will hold a non-binding advisory vote on executive compensation every year. In accordance with the United States Securities and Exchange Commission regulations, the Company must hold votes on the frequency of holding such advisory votes at least once every six years.

7.              Deloitte & Touche LLP was ratified as the Company’s independent registered public accounting firm for 2014. The voting results were as follows:

VOTES FOR	VOTES AGAINST	VOTES ABSTAINED	BROKER NON-VOTES
88,549,721	946,797	88,980	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Midstates Petroleum Company, Inc.
(Registrant)

Date: May 27, 2014	By:	/s/ Eric J. Christ
Eric J. Christ Vice President, General Counsel and Corporate Secretary